EXHIBIT 23.3

                           CONSENT OF MOORES ROWLAND










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MOORES ROWLAND

                                             34th Floor, The Lee Gardens
                                             33 Hysan Avenue
                                             Causeway Bay, Hong Kong

                                             Telephone (852) 2909 5555
                                             Facsimile (852) 2810 0032
Our ref: EC/EK/S707/ABA2/ek
                                             E-mail: office@mooresrowland.com.hk
                                             Web Site: www.mooresrowland.com.hk
April 11, 2003

The Board of Directors
Strategic Communications Partners, Inc.
1127 N. Summit Blvd.
Mountain Meadows #105
Frisco, CO  80443-4487
United States of America


Dear Sirs

Strategic Communications Partners, Inc. (the "Company")

We consent to the inclusion in Form S-8 of China Wireless Communications, Inc. in connection with the reoffering of 1,890,153 shares of its common stocks of our report dated March 14, 2003 relating to the balance sheet of the Company as of December 31, 2002 and the related statements of operations, stockholders' equity and cash flows for the period from August 13, 2002 (date of inception) to December 31, 2002.

Yours faithfully


/s/ Moores Rowland

Moores Rowland
Chartered Accountants
Certified Public Accountants